                                 SALE AGREEMENT

                                     between

                           PLATGOLD PACIFIC LIMITED NL

                                       and

                               HAZCARE PTY LIMITED

                                       and

                         RANDGOLD & EXPLORATION COMPANY

                                     LIMITED

1.        INTERPRETATION

1.1              Unless otherwise expressly stated, or the context otherwise requires, the words and expressions listed below shall, when used in this agreement or in any Schedules hereto, bear the meanings ascribed to them:

1.1.1            "PURCHASER" means R.ANDGOLD & EXPLORATION COMPANY LIMITED,
                 Registration No 1992/005642/06 incorporated in South Africa, herein represented by WILLIAM CROSLEY duly authorised thereto;

1.1.2            "CLAIMS" means all claims on loan account owing by the COMPANY to the SELLER as at the SIGNATURE DATE;

1.1.3            "COMPANY" means HAZCARE PTY LIMITED, Registration No A.C.N. 009
                 241 954, a wholly owned subsidiary of the SELLER, incorporated in Australia, herein represented by HENDRIK

                 CHRISTOFFEL BUITENDAG duly authorised thereto;

1.1.4            "EFFECTIVE DATE" means, notwithstanding the date of signature of this agreement, 15 (fifteen) days after the date of
                 fulfillment of the suspensive conditions in clause 9;

1.1.5            "the MINING RIGHTS" means the Special Exclusive Prospecting
                 Licence 2151 for rutile, ilmenite and zircon, which licence was originally issued on 20 March 1990 for a period of 2 (two)
                 years and which has subsequently on application by the COMPANY been considered and recommended by the Mineral Advisory Board,
                 Sierra Leone for conversion into a mining lease for 25 (twenty five years) in respect of the PROJECT;

1.1.6            "the PROJECT" means the Rotifunk Mineral Sands Project situated in the Bradford area, Sierra Leone, West Africa, more fully described on Annexure "A" hereto;

1.1.7            "SELLER" means PLATGOLD PACIFIC LIMITED NL, Registration No
                 A.C.N. 009 155 971, incorporated in Australia, herein
                 represented by William Crosby, duly authorised thereto;

1.1.8            "SHARES" means all of the issued shares of the COMPANY
                 beneficially owned by the SELLER as at the EFFECTIVE DATE being
                 100% of the total issued share capital of the COMPANY;

1.1.9            "SIGNATURE DATE" means the date of signature of this agreement by the parties hereto.

1.2              Clause and paragraph headings are for purposes of reference only and shall not be used in interpretation.

1.3              Unless the context clearly indicates a contrary intention, any word connoting:

1.3.1                   any gender includes the other two genders;

1.3.2                   the singular includes the plural and vice versa;

1.3.3                   natural persons includes artificial persons and vice
                        versa;

1.3.4                   insolvency includes provisional or final sequestration,
                        liquidation or judicial management.

1.4              When any number of days is prescribed such number shall exclude the first and include the last day unless the last day falls on a Saturday, Sunday, or a public holiday in the Republic of
                 South Africa, in which case the last day shall be the next succeeding day which is not a Saturday, Sunday or a public holiday in the Republic of South Africa.

1.5              A reference to a day is a reference to a business day in the
                 Republic of South Africa, which excludes Saturdays, Sundays and public holidays.

1.6              A reference to an enactment is a reference to that enactment as at the date of signature hereof and as amended or re-enacted from time to time.

2.        INTRODUCTION

2.1              The SELLER is the beneficial owner of the SHARES and the
                 CLAIMS.

2.2              The COMPANY is the beneficial holder of the MINING RIGHTS
                 relating to the PROJECT.

2.3              The SELLER wishes to dispose of the PROJECT, either through the sale of the SHARES and the CLAIMS or the transfer of the MINING
                 RIGHTS to the PURCHASER.

2.4              The PURCHASER wishes to purchase either the SHARES and the
                 CLAIMS or the MINING RIGHTS from the SELLER on the terms and conditions set out hereunder.

3.        SALE

                 Subject to fulfillment of the suspensive conditions in clause 9 and the exercise of the option by the PURCHASER in terms of clause 10, the SELLER sells to the PURCHASER as one indivisible transaction: EITHER

3.1              the SHARES and the CLAIMS; or

3.2              the MINING RIGHTS;

                 and the PURCHASER purchases either the SHARES and the CLAIMS or the MINING RIGHTS with effect from the EFFECTIVE DATE.

4.        PRICE AND PAYMENT

4.1              The purchase price payable for either the SHARES and the CLAIMS or the PROJECT is the sum of R40,500,000-00 (forty million five hundred thousand South African Rand).

4.2              The purchase price shall be allocated in the following manner:
                 EITHER

4.2.1                   as to the CLAIMS, the face value thereof; and

4.2.2                   as to the SHARES, the balance; OR

4.2.3                   as to the MINING RIGHTS, the full amount.

4.3              The purchase price stipulated in 4.1 above shall be payable by the PURCHASER to the SELLER'S nominated wholly owned South
                 African subsidiary company in cash in South Africa on the
                 EFFECTIVE DATE.

4.4              The purchase price stipulated in 4.1 above shall be exclusive of all or any stamp duties, transfer duties, value added taxes or any other impost or levy which may be imposed by any law in
                 South Africa, Sierra Leone or Australia.

5.       DELIVERY

5.1              On the EFFECTIVE DATE, the PURCHASER shall effect payment of the purchase price to the SELLER by making payment to the
                 SELLER'S wholly owned South African subsidiary company.

5.2              The SELLER shall, at least 3 (three) days before the EFFECTIVE
                 DATE, notify the PURCHASER in writing of the details of its
                 South African subsidiary company which it nominates and to which the PURCHASER must effect payment of the purchase price.

5.3              Within 5 (five) days following the EXERCISE DATE and at a venue to be agreed between the parties, and failing agreement, at the
                 PURCHASER'S premises referred to in 12, the SELLER shall
                 deliver the following to the PURCHASER: EITHER

5.3.1                   certificates evidencing the SHARES; and

5.3.2                   all other documents or consents which may be required in
                        order to procure the registration of the SHARES into the
                        name of the

                        PURCHASER or its nominee; OR

5.3.3                   all other documents or consents and, in particular the
                        approval referred to in 6.2.1, which may be required in
                        order to procure the registration of transfer of the
                        MINING RIGHTS into the name of the PURCHASER or its
                        nominee.

6.        RISK, BENEFIT AND OWNERSHIP

6.1              In the event of the PURCHASER exercising its option to purchase the SHARES and CLAIMS:

6.1.1                   All risks in and benefits arising out of the SHARES and
                        the CLAIMS shall be deemed to have passed to the
                        PURCHASER with effect from the EFFECTIVE DATE, provided
                        that the suspensive conditions in clause 9 have been
                        fulfilled.

6.1.2                   Ownership of the SHARES and the CLAIMS shall be deemed
                        to have passed to the PURCHASER on the EFFECTIVE DATE.

6.2              In the event of the PURCHASER exercising its option to purchase the MINING RIGHTS:

6.2.1                   The SELLER shall, with the assistance of the PURCHASER
                        and the COMPANY, procure the approval of the Secretary
                        of State in terms of section 72 of The Mines and
                        Minerals Decree dated 4 March 1994 to the transfer into
                        the name of the PURCHASER of the mining lease granted in
                        respect of the PROJECT.

6.2.2                   The PURCHASER shall be responsible for all costs
                        incurred in connection with the application and transfer
                        envisaged in 6.2.1.

7.        WARRANTIES AND INDEMNITIES

7.1              The SELLER gives to the PURCHASER the following warranties in respect of the SHARES and the CLAIMS:

7.2.1                   The SELLER is the beneficial holder of the SHARES and
                        the CLAIMS in the COMPANY and the COMPANY is the
                        beneficial holder of the rights to the PROJECT;

7.2.2                   The shares in the COMPANY are free and unencumbered and
                        not subject to any option or right of first refusal in
                        favour of any person;

7.2.3                   The COMPANY is or will not be liable, whether
                        contingently or otherwise and whether as surety or
                        co-principal debtor, guarantor or indemnitor, for the
                        liabilities of any third party;

7.2.4                   The COMPANY has no employees and no assets other than
                        the MINING RIGHTS.

7.2.5                   The SELLER hereby indemnifies and holds the PURCHASER
                        harmless in respect of all or any claims that may be
                        made against the COMPANY by the Receiver of Revenue for
                        Income Tax and/or Value Added Tax whether incurred or to
                        be incurred by the COMPANY including any other
                        liabilities of the COMPANY as at the EFFECTIVE DATE in
                        respect of periods prior to the EFFECTIVE DATE.

7.2              The SELLER gives to the PURCHASER the following warranties in respect of the SHARES and the CLAIMS:

7.2.1                   The SELLER and the COMPANY warrant that the COMPANY has
                        or will have obtained a mining lease valid for a period
                        of at least 25 (twenty-five) years in respect of the
                        PROJECT in terms of Part VII of The Mines and Minerals
                        Decree dated 4 March 1994 by the EFFECTIVE DATE.

7.2.2                   The SELLER and the COMPANY warrant that the PURCHASER
                        shall have the exclusive rights to the PROJECT and that
                        no participation rights have been granted to any third
                        party.

8.         BREACH

           Should any party breach any provision of this agreement and fail to remedy that breach within 7 days of receiving written notice from any other party requiring it to do so, then that party shall be entitled, without prejudice to any other rights that it may have, whether under this agreement or in law, to cancel this agreement without notice or to claim immediate specific performance of all the defaulting party's obligations, whether or not due performance, in either event without prejudice to the aggrieved party's right to claim damages.

9.         SUSPENSIVE CONDITIONS

9.1              This agreement is subject to the fulfillment of the following suspensive conditions within 15 (FIFTEEN) days after the
                 SIGNATURE DATE:

9.1.1                   That the PURCHASER conducts a due diligence exercise on
                        the financial affairs and legal status of the COMPANY to
                        its sole satisfaction; and

9.1.2                   That the PURCHASER satisfies itself that the COMPANY
                        holds the MINING RIGHTS.

9.2              The PURCHASER shall notify the SELLER and the COMPANY of its decision following the completion of its due diligence within the time limit stipulated in 9.1, failing which this agreement shall lapse and be of no further force or effect.

10.        PURCHASER'S OPTION

10.1             On or before 15 July 2004, the PURCHASER shall have the option at its sole discretion, to advise the COMPANY whether it elects to purchase either the SHARES and the CLAIMS or the MINING
                 RIGHTS.

10.2             The PURCHASER shall exercise the aforesaid option in writing by notice to the SELLER and the COMPANY on or before the date stipulated in 10.1 above, failing which the PURCHASER shall be deemed to have elected to purchase the SHARES and the CLAIMS.

11.        PUBLICITY

                 None of the parties hereto shall publish to any third party the fact or any information concerning the conclusion of this
                 agreement, the terms hereof or the fact that the SELLER wishes to sell the SHARES and the CLAIMS or the MINING RIGHTS or is negotiating in this regard without the consent of the other party save as necessary to implement this agreement or as may be required by any stock exchange on which any of the parties is listed.

12.        NOTICES

12.1       Each party chooses as its address for all purposes under this agreement ("domicilium address"), whether for serving any court processes or documents, giving any notice, or making any other communications of whatsoever nature and for any other purpose arising from this agreement ("notice"), as follows:

           SELLER:                      4 Parker Place
                                        Bentley
                                        Western Australia, 6983
                                        P 0 Box 1002 Bentley, W.A. 6983
                                        Fax No: (0961)893-554-433
                                        Tel No:  (0961)893-554-155

           COMPANY:                     4 Parker Place
                                        Bentley
                                        Western Australia, 6983
                                        P 0 Box 1002 Bentley, W.A. 6983
                                        Fax No: (0961)893-554-433
                                        Tel No:  (0961)893-554-155

           PURCHASER:                   5 Press Avenue, Selby
                                        Johannesburg, 2001
                                        P 0 Box 82291 Southdale, 2135
                                        Fax No: (011) 837-3840
                                        Tel No:  (011) 309-6000

12.2             Any notice required or permitted to be given under this
                 agreement shall be valid and effective only if in writing.

12.3             Any party may by notice to the other party, change its
                 domicilium address to another physical address in the Republic of South Africa and such change shall take effect on the
                 seventh day after the date of receipt by the party who last receives the notice.

12.4             Any notice to a party contained in a correctly addressed
                 envelope and:

12.4.1                  sent by prepaid registered post to it at its domicilium
                        address; or

12.4.2                  delivered by hand to a responsible person during
                        ordinary business hours at its domicilium address,

                 shall be deemed to have been received, in the case of 12.4.1, on the seventh business day after posting (unless the contrary is proved) and, in the case of 12.4.2, on the date of delivery.

12.5             Notwithstanding anything to the contrary herein, a written notice actually received by a party, including a notice sent by telefax (`the first notice"), shall be an adequate notice to it notwithstanding that it was not sent or delivered to its
                 domicilium address, provided that, within the next 3 (three)
                 days, a copy of the first notice is delivered to the domicilium address, accompanied by a notice giving the following
                 particulars:

12.5.1                  where the first notice was sent by telefax, the date and
                        time of despatch and the telefax number to which it was
                        sent; and

12.5.2                  where the first notice was delivered in a manner other
                        than by telefax, the manner of delivery, the date on
                        which it was delivered, the person by whom it was
                        received and where it was received.

13.        GENERAL

13.1             This agreement constitutes the sole record of the agreement between the parties with regard to the subject matter hereof.
                 No party shall be bound by any express or implied term,
                 representation, warranty, promise or the like not recorded herein.

13.2             No addition to, variation of, or agreed cancellation of this agreement shall be of any force or effect unless in writing and signed by or on behalf of the parties.

13.3             No relaxation or indulgence which any party may grant to any other shall constitute a waiver of the rights of that party and shall not preclude that party from exercising any rights which may have arisen in the past or which might arise in the future.

13.4             Any provision of this agreement which contemplates performance or observance subsequent to any termination or expiration of this agreement shall survive any termination or expiration of this agreement and continue in full force and effect.

13.5             Unless expressly provided as being in the sole discretion of a party, where approval, acceptance, consent or similar action by a party is required under this agreement, such action shall not be unreasonably delayed or withheld. Any approval or consent given by a party under this agreement shall only be valid if in writing and shall not relieve the other party from
                 responsibility for complying with the requirements of this agreement nor shall it be construed as a waiver of any rights under this agreement except as and to the extent otherwise expressly provided in such approval or consent, or elsewhere in this agreement.

14.        GOVERNING LAW

           This agreement shall in all respects be governed by the laws of the
           Republic of South Africa, except insofar as it relates to the transfer of the MINING RIGHTS, which shall be governed by the applicable laws of Sierra Leone.

15.        COSTS

           The PURCHASER shall bear the costs of and incidental to the drafting and implementation of this agreement, including the stamp duty payable.

SIGNED AT Johannesburg ON THIS THE 20th DAY OF June 2003 IN THE PRESENCE OF THE
UNDERMENTIONED WITNESSES.

AS WITNESSES:                                    For and on behalf of the SELLER

                                                 PLATGOLD PACIFIC
                                                 LIMITED NL

1.       /s/ J. Bailey                                   /s/ W. Crosley
         -------------                                  ---------------

2.       signed - illegible                                 DIRECTOR

SIGNED AT JOHANNESBURG ON THIS THE 20th DAY OF JUNE 2003 IN THE PRESENCE OF THE
UNDERMENTIONED WITNESSES.

AS WITNESSES:                                           For and on behalf of the
                                                        COMPANY

                                                        HAZCARE PTY LIMITED

3. /s/ J. Bailey                                     /s/ W. Crosley
   ------------------------                          --------------

4. signed - illegible
                                                        DIRECTOR

SIGNED AT Johannesburg ON THIS THE 20th DAY OF JUNE 2003 IN THE PRESENCE OF THE
UNDERMENTIONED WITNESSES.

AS WITNESSES:                                           For and on behalf of the
                                                        PURCHASER

                                                        RANDGOLD &
                                                        EXPLORATION COMPANY
                                                        LIMITED

1.       /s/ J. Bailey                                        /s/ H.C. Buitendag
         ---------------------------                          ------------------

2.       signed - illegible
                                                                   DIRECTOR